Exhibit 99.1

Contact:	Andy Albert/John Patenaude	Rich Coyle
	Nashua Corporation	Citigate Sard Verbinnen
	847-318-1710/603-880-2145	212-687-8080

NASHUA REPORTS FOURTH QUARTER AND 2004 YEAR END RESULTS

     NASHUA, N.H., February 16, 2005 — Nashua Corporation (NYSE: NSH), a manufacturer and marketer of labels, thermal and specialty papers, and imaging products, today announced financial results for the fourth quarter and year ended December 31, 2004.

     Net sales for the fourth quarter of 2004 were $73.2 million, compared to $75.2 million for the fourth quarter of 2003. Gross margin for the quarter was $12.5 million, or 17.1%, compared to $13.8 million, or 18.3%, for the fourth quarter of 2003. Pre tax income for the fourth quarter of 2004 was $0.4 million compared to a pre tax loss of $1.4 million in the fourth quarter of 2003. The Company reported net income for the fourth quarter of 2004 of $0.2 million, or $0.04 per share, compared to a net loss of $0.9 million, or a loss of $0.15 per share, for the fourth quarter of 2003. The results for the fourth quarter of 2004 included pre tax expense of $0.2 million incurred in the review of strategic alternatives for the Company and income of $48,000 related to the previously announced transfer of retiree death benefits to Minnesota Life. The results for the fourth quarter of 2003 included a one-time non-cash charge for post-retirement healthcare benefits for New Hampshire-based union employees ($1.6 million), severance costs ($1.0 million), which were partially offset by savings ($0.5 million), and a one-time charge related to the settlement of certain commitments under the CEO’s employment contract ($0.3 million). Earnings before interest, taxes, depreciation and amortization, also known as EBITDA, was $2.8 million for the fourth quarter of 2004 compared to $0.9 million for the fourth quarter of 2003.

     Net sales for the year ended December 31, 2004 were $289.2 million, compared to $288.9 million for the year ended December 31, 2003. Gross margin for the fiscal year 2004 was $53.9 million, or 18.6%, compared to $53.8 million, or 18.6%, for 2003. Net income for the fiscal year 2004 was $3.8 million, or $0.63 per share, compared to $0.1 million, or $0.02 per share, for fiscal year 2003. EBITDA was $15.1 million for the fiscal year 2004 as compared to $9.5 million for the fiscal year of 2003.

     Andrew Albert, Chairman, President and Chief Executive Officer of Nashua Corporation said, “Nashua operated well in 2004 and delivered significantly improved profitability and EBITDA compared to 2003. Modest sales growth, steady margins, a lower cost structure and continued reduction in our legacy issues contributed to the improved results. In fiscal year 2004, we realized a positive impact on profitability from strategic acquisitions and infrastructure investments in equipment, technology and products that have enhanced efficiency and processes.”

     Albert stated, “While overall fourth quarter financial results increased compared to 2003, competitive market pressures impacted the top line and margins. Key focus items for Nashua in 2005 include utilizing our strengthened financial position and positive cash flow to grow revenue, margins and profit, and continue to address legacy issues, which impact our ongoing profitability, on a favorable cost basis.”

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Business Segment Highlights

     Nashua’s Label segment, which prints and converts product for grocery, food service, retail, transportation, entertainment and general industrial markets, reported net sales for the fourth quarter of 2004 of $26.6 million, gross margin of $4.4 million, or 16.7%, and pre tax operating income of $1.7 million. Net sales for the fourth quarter of 2003 were $27.1 million, gross margin was $4.9 million, or 18.0%, and pre tax operating income was $1.7 million. Net sales for fiscal year 2004 were $104.3 million, gross margin was $18.8 million, or 18%, and pre tax operating income was $ 7.6 million. Net sales for 2003 were $101.8 million, gross margin was $17.3 million or, 17%, and pre tax operating income was $5.8 million.

     “Fourth quarter sales for the Label segment were slightly below last year due to a decline in the supermarket scale label product line, which was partially offset by increased sales of automatic identification labels,” said Albert. “Margins for the fourth quarter were negatively impacted by increased prices for material and continued pricing pressure in the label marketplace. Pre tax profit for the fourth quarter was affected by lower sales and margins, which were partially offset by reduced expenses. Fiscal year 2004 results for the Label segment, as compared to 2003, showed the benefit of gains in sales and margins, and reduced expenses. During 2005, we anticipate that the Label segment will be able to improve margins by recovering material price increases through higher selling prices and/or material substitutions.”

     Albert noted, “We continue to aggressively invest in press and handling equipment that increase our manufacturing efficiencies and helps minimize the impact of rising material costs. We also continue to pursue new opportunities in the Radio Frequency Identification (RFID) arena, and have moved closer to being ready to ship RFID products by installing the RFID inlet-insertion equipment that we committed to in the third quarter of 2004. We expect to ship RFID products in volume by the middle of 2005.”

     Nashua’s Specialty Paper Products segment, which includes Nashua’s paper coating and converting businesses, reported net sales for the fourth quarter of 2004 of $43.9 million, gross margin of $7.4 million, or 16.9%, and pre tax operating income of $1.1 million. Net sales for the fourth quarter of 2003 were $43.0 million, gross margin was $7.5 million, or 17.6%, and pre tax operating income was $0.6 million. Net sales for 2004 were $168 million, gross margin was $31.2 million, or 18.6%, and pre tax operating income was $6.2 million. Net sales for 2003 were $169 million, gross margin was $31.9 million, or 18.9%, and pre tax operating income was $4.4 million.

     “Net sales in the Specialty Paper segment in the fourth quarter reflect increases in the thermal paper and wide-format product lines. Margin percentages were adversely impacted by raw material price increases that could not immediately be passed on to customers,” said Albert. “While margins decreased, quarterly pre tax income increased year over year due to ongoing cost reductions. The prior year’s costs included expenses related to headcount reductions. Steady margins and diminished expenses led to improved results for the entire year.”

     Albert stated, “We continue to assess our cost structure in this segment. During the first quarter of 2005, we reduced headcount in the Coated business in order to increase the segment’s overall profitability, and additional cost reductions through equipment purchases and process improvements are planned in 2005. During the fourth quarter of 2004 we purchased a new building and land at our Tennessee campus, giving us room for future growth and enabling us to more efficiently operate our wide-format converting business, which had previously been located off site. To offset pricing pressures, we will continue to focus on Specialty Paper value-added

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products in the label, gaming, fraud prevention, wide format, offset printing and IBM-branded product lines.”

     Nashua’s Imaging Supplies, or Toner, segment reported net sales for the fourth quarter of 2004 of $4.5 million, gross margin of $0.7 million, or 16.5%, and a pre tax loss of $0.2 million. Net sales for the fourth quarter of 2003 were $6.4 million, gross margin was $1.3 million, or 21.0%, and pre tax operating income was $0.4 million. For fiscal year 2004, net sales were $22.1 million, gross margin was $3.9 million, or 17.9%, and the pre tax operating loss was $0.2 million. Net sales for fiscal year 2003 were $23.5 million, gross margins were $4.6 million, or 19.6%, and pre tax operating income was $0.4 million.

     “Toner’s disappointing fourth quarter and full-year results were affected by lower sales of Ricoh compatible products due to an oversupply situation at a major customer,” said Albert. “Margins were negatively affected by increased raw material and utility costs, and the lower sales volume impacted the absorption of fixed factory cost. Operating expenses were tightly controlled and slightly lower even with higher legal costs from the existing Ricoh and potential Océ patent lawsuits. In the fourth quarter, a positive development was the signing of a contract for the sale of our century-old downtown Nashua Toner facility. While financing contingencies exist in the contract that have yet to be satisfied, we are hopeful that the sale will be concluded. We continue to closely monitor Toner’s operations.”

     Albert noted, “Nashua has followed a selective niche acquisition strategy in the past four years, and the six asset acquisitions made during that time have added sales volume in proprietary products, and improved market share and/or aided our participation in markets where we already had established positions. We believe that Nashua’s improved financial base and liquidity enable us to consider larger complimentary acquisitions whereby we can achieve significant cost consolidation, and lower the Company’s cost platform. The Converted Paper and Label businesses, in particular, offer opportunities for cost consolidation and product enhancement.

     “As 2005 progresses, Nashua will continue to review its current businesses to insure that all elements fit our strategic framework, are making progress towards improved performance and will make predictable and appropriate contributions to the growth of shareholder value,” Albert said. “As we have done in the past five years, we will consider alternatives or exit any business that does not match this profile. We have consistently stated that we are open to all means of improving Nashua’s value, and that includes strategic acquisitions and investments as well as divesting businesses that we think are not core to our future growth and profitability.”

Use of Non-GAAP

     EBITDA is presented as supplemental information, which the management of Nashua believes, may be useful to some investors in evaluating the Company because it is widely used as a measure of evaluating a company’s operating performance, as well as to evaluate its operating cash flow. EBITDA is used by management in the computation of ratios utilized for financing purposes and for planning and forecasting in future periods. EBITDA is calculated by adding net interest expense, income tax expense, depreciation and amortization back into net income. EBITDA should not be considered a substitute either for net income, as an indicator of Nashua’s operating performance, or for cash flow, as a measure of Nashua’s liquidity. In addition, because all companies may not calculate EBITDA in exactly the same manner, the presentation here may not be comparable to other similarly titled measures of other companies.

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About Nashua

     Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company’s products include thermal coated papers, pressure-sensitive labels, bond, point of sale, ATM and wide format papers, entertainment tickets, as well as toners, developers, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.

Forward-looking Statements

     This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “should,” “will,” “expect,” “anticipate” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company’s future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, the settlement of various tax issues, and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.

Fourth Quarter 2004 Earnings Results

NASHUA CORPORATION SUMMARY RESULTS OF OPERATIONS

Periods ended December 31, respectively	Three Months		Twelve Months
In thousands, except per share amounts	2004	2003	2004	2003

Net sales	$73,240	$75,207	$289,217	$288,906
Cost of products sold	60,706	61,445	235,345	235,101

Gross margin	$12,534	$13,762	$53,872	$53,805
Gross margin %	17.1%	18.3%	18.6%	18.6%

Selling, distribution and administrative expenses	11,275	12,481	45,133	47,768
Research	544	590	2,126	2,469
Loss from equity investment	—	219	416	523
Interest expense, net (1)	350	327	1,010	1,295
Restructuring and unusual income (2)	—	(68)	—	(68)
Net (gain) loss on settlement/curtailment of postretirement plans (3)	(48)	1,646	(971)	1,599

Income (loss) before income taxes	413	(1,433)	6,158	219

Income tax provision (benefit)	167	(544)	2,371	117

Net income (loss)	$246	$(889)	$3,787	$102

Basic earnings per share:

Net income (loss) per common share	$0.04	$(0.15)	$0.63	$0.02

Average common shares	6,059	5,901	6,011	5,869

Diluted earnings per share:

Net income (loss) per common share assuming dilution	$0.04	$(0.15)	$0.62	$0.02

Average common and potential common shares	6,193	5,901	6,130	5,999

(1) Net interest expense for the three and twelve months ended December 31, 2004 includes interest income of $13,000 and $300,000, respectively, related to interest due from the Internal Revenue Service on a 1993 tax issue resolved in favor of Nashua.

(2) Net restructuring and unusual income for the three and twelve months ended December 31, 2003 represents net reductions to our previously established restructuring reserve.

(3) Net (gain) loss on settlement/curtailment of postretirement plans for the three and twelve months ended December 31, 2004 of $48,000 and $971,000, respectively, represents a one-time, non-cash pretax gain representing the difference between the removal of the retiree death benefit liability and the premium paid to Minnesota Life to assume the liability. Net (gain) loss on curtailment of postretirement plans for the three and twelve months ended December 31, 2003 of $1.6 million represents a loss with respect to postretirement healthcare benefits for union employees located in New Hampshire.

Fourth Quarter 2004 Earnings Results

NASHUA CORPORATION CONDENSED CONSOLIDATED BALANCE SHEET

	December 31	December 31
Dollars in thousands	2004	2003

Assets
Cash and cash equivalents	$884	$1,183
Restricted cash	1,202	—
Accounts receivable	33,501	31,665
Inventories	25,225	22,735
Other current assets	4,493	5,205

Total current assets	65,305	60,788

Plant and equipment, net	39,845	40,777
Goodwill, net of amortization	31,516	31,471
Intangibles, net of amortization	1,451	1,781
Other assets	12,843	16,859

Total assets	$150,960	$151,676

Liabilities and Shareholders’ Equity
Accounts payable	$16,751	$20,474
Accrued expenses	12,782	14,368
Current maturities of long-term debt	3,400	3,400
Current maturities of notes payable	710	250

Total current liabilities	33,643	38,492

Long-term debt	27,350	24,200
Notes payable	250	960
Other long-term liabilities	23,769	26,827

Total long-term liabilities	51,369	51,987

Common stock and additional capital	21,693	20,418
Retained earnings	57,264	53,477
Accumulated other comprehensive loss:
Minimum pension liability adjustment(a)	(13,009)	(12,698)

Total shareholders’ equity	65,948	61,197

Total liabilities and shareholders’ equity	$150,960	$151,676

(a)Our minimum pension liability adjustment represents an increase in our minimum pension liability resulting from a decline in the fair market values of equities held by company-sponsored pension plans.

Fourth Quarter 2004 Earnings Results

NASHUA CORPORATION
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
TAXES, DEPRECIATION AND AMORTIZATION

Periods ended December 31, respectively	Three Months		Twelve Months
In thousands (Unaudited)	2004	2003	2004	2003

Net income (loss)	$246	$(889)	$3,787	$102
Add back:
Interest expense, net	350	327	1,010	1,295
Income tax provision (benefit)	167	(544)	2,371	117
Depreciation on fixed assets	1,901	1,896	7,459	7,461
Amortization of intangible assets	113	122	441	481

Earnings before interest, taxes, depreciation and amortization	$2,777	$912	$15,068	$9,456

Fourth Quarter 2004 Earnings Results

NASHUA CORPORATION SELECTED FINANCIAL DATA

Periods ended December 31,	Three Months		Twelve Months
Dollars in thousands (Unaudited)	2004	2003	2004	2003

NET SALES

Label Products	$26,598	$27,080	$104,266	$101,801
Specialty Paper Products	43,919	42,960	168,013	169,023
Imaging Supplies	4,450	6,352	$22,113	23,459

Reconciling Items:
Eliminations	(1,727)	(1,185)	(5,175)	(5,379)
Other(a)	—	—	—	2

Net sales	$73,240	$75,207	$289,217	$288,906

PRETAX INCOME (LOSS)

Label Products	$1,650	$1,725	$7,628	$5,844
Specialty Paper Products	1,140	565	6,153	4,372
Imaging Supplies	(225)	370	(180)	444

Reconciling Items:
Other loss(a)	(2)	(17)	(25)	(19)
Unallocated corporate expenses	(1,848)	(2,171)	(7,379)	(7,596)
Interest expense, net	(350)	(327)	(1,010)	(1,295)
Restructuring and unusual income	—	68	—	68
Net gain (loss) on settlement/curtailment of postretirement plans	48	(1,646)	971	(1,599)

Total pretax income (loss)	$413	$(1,433)	$6,158	$219

DEPRECIATION AND AMORTIZATION

Label Products	$645	$636	$2,528	$2,404
Specialty Paper Products	932	935	3,636	3,781
Imaging Supplies	328	345	1,333	1,383
Reconciling Item:
Corporate	109	102	403	374

Total Depreciation and Amortization	$2,014	$2,018	$7,900	$7,942

INVESTMENT IN PLANT AND EQUIPMENT

Label Products	$734	$602	$2,102	$2,175
Specialty Paper Products	2,056	186	3,926	1,047
Imaging Supplies	89	81	341	358
Reconciling Item:
Corporate	42	153	230	727

Total Investment in plant and equipment	$2,921	$1,022	$6,599	$4,307

(a) Represents other operating activity which falls below the quantitative threshold for a reportable segment.